Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

		Percentage of Voting
Names of Subsidiary	Place of Organization	Securities Owned
First Financial Bankshares of Delaware, Inc.	Delaware	100%

First Financial Investments, Inc.	Texas	100%

First Financial Investments of Delaware, Inc.	Delaware	100%

First Technology Services, Inc.	Texas	100	%**
Abilene, Texas

First Financial Trust & Asset Management	Texas	100	%**
Company, National Association* Abilene, Texas

First Financial Bank, National Association*	Texas	100	%**
Abilene, Texas

First Financial Bank	Texas	100	%**
Hereford, Texas

First Financial Bank, National Association*	Texas	100	%**
Sweetwater, Texas

First Financial Bank, National Association*	Texas	100	%**
Eastland, Texas

First Financial Bank, National Association*	Texas	100	%**
Cleburne, Texas

First Financial Bank, National Association*	Texas	100	%**
Stephenville, Texas

First Financial Bank, National Association*	Texas	100	%**
San Angelo, Texas

First Financial Bank, National Association*	Texas	100	%**
Weatherford, Texas

First Financial Bank, National Association*	Texas	100	%**
Southlake, Texas

First Financial Bank, National Association*	Texas	100	%**
Mineral Wells, Texas

First Financial Insurance Agency, Inc.	Texas	100	%**
Abilene, Texas

*	Federal charter.

**	By First Financial Bankshares of Delaware, Inc.